Exhibit 99.1

Immune Pharmaceuticals Granted Additional Time to Comply with Nasdaq Listing Requirement

NEW YORK, March 13, 2017 – Immune Pharmaceuticals Inc. (Nasdaq: IMNP) (“Immune” or the “Company”), announced today that following a hearing on March 9, 2017 , where the Company presented its plan to regain compliance including ongoing business events, the Nasdaq Hearings Panel (the “Panel”) granted the Company’s request for additional time to comply with Nasdaq listing requirements, subject to the following: (i) on or before April 14, 2017, the Company must inform the Panel that it has effected a split in a ratio sufficient to cure the deficiency and (ii) on or before May 1, 2017, the Company must have evidenced a closing bid price of $1.00 or more for a minimum of ten prior consecutive trading days.

The Company Board of Directors, which has previously received stockholder’s approval, will review the impact of on going business events and is committed to affecting a reverse split of common stock as needed to continue to maintain compliance with NASDAQ Listing requirements.

About Immune Pharmaceuticals Inc.

Immune Pharmaceuticals Inc. applies a personalized approach to treating and developing novel, highly targeted antibody therapeutics to improve the lives of patients with inflammatory diseases and cancer. Immune's lead product candidate, Bertilimumab, is in Phase II clinical development for moderate-to-severe ulcerative colitis as well as for BP, an orphan autoimmune dermatological condition. Other indications being considered for development include atopic dermatitis, Crohn's disease, severe asthma and NASH, an inflammatory liver disease. Immune recently expanded its portfolio in immuno-dermatology with topical nano-formulated cyclosporine-A for the treatment of psoriasis and atopic dermatitis. Immune's oncology pipeline includes Ceplene®, which is in late stage clinical development for maintenance remission in Acute Myeloid Leukemia in combination with IL-2. Additional oncology pipeline includes Azixa® and crolibulin, Phase II clinical stage vascular disrupting agents, and novel technology platforms; bispecific antibodies and NanomAbs™. Maxim Pharmaceuticals Inc., Immune's pain and neurology subsidiary is developing AmiKet™ and AmiKet™ Nano™ for the treatment of neuropathic pain. For more information, visit Immune's website at www.immunepharma.com, the content of which is not a part of this press release.

Forward-Looking Statements

This news release and any oral statements made with respect to the information contained in this news release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are urged to consider statements that include the words "may," "will," "would," "could," "should," "believes," "estimates," "projects," "potential," "expects," "plans," "anticipates," "intends," "continues," "forecast," "designed," "goal" or the negative of those words or other comparable words to be uncertain and forward-looking. Such forward-looking statements include statements that express plans, anticipation, intent, contingency, goals, targets, future development and are otherwise not statements of historical fact. Such statements include, without limitation, statements regarding the Company’s ability to regain compliance with the Nasdaq rules.

Forward-looking statements are based on the Company’s current expectations and are subject to risks and uncertainties that could cause actual results or developments to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Factors that may cause actual results or developments to differ materially from those in this press release include, but not limited to: the risks associated with the adequacy of our existing cash resources and our ability to continue as a going concern; the risks associated with the Company’s ability to continue to meet its obligations under its existing debt agreements; the risk that clinical trials for Bertilimumab, Ceplene, Azixa, AmiKet, AmiKet Nano, LidoPain or NanoCyclo will not be successful; the risk that Bertilimumab, AmiKet or compounds arising from its NanomAbs program will not receive regulatory approval or achieve significant commercial success; the risk that the Company will not be able to find a partner to help conduct the Phase III trials for AmiKet on attractive terms, on a timely basis or at all; the risk that the Company’s other product candidates that appeared promising in early research and clinical trials do not demonstrate safety and/or efficacy in larger-scale or later-stage clinical trials; the risk that the Company will not obtain approval to market any of its product candidates; the risks associated with dependence upon key personnel; the risks associated with reliance on collaborative partners and others for further clinical trials, development, manufacturing and commercialization of our product candidates; the cost, delays and uncertainties associated with our scientific research, product development, clinical trials and regulatory approval process; the Company’s history of operating losses since its inception; the highly competitive nature of the Company’s business; risks associated with litigation; and risks associated with the Company’s ability to protect its intellectual property. These factors and other material risks are more fully discussed in the Company’s periodic reports, including its reports on Forms 8-K, 10-Q and 10-K and other filings with the U.S. Securities and Exchange Commission. Investors are urged to carefully review and consider the disclosures found in our filings, which are available at www.sec.gov or at www.immunepharma.com. Investors are cautioned not to place undue reliance on any forward-looking statements, any of which could turn out to be wrong due to inaccurate assumptions, unknown risks or uncertainties or other risk factors. The Company expressly disclaims any obligation to publicly update any forward-looking statements contained herein, whether as a result of new information, future events or otherwise, except as required by law.

SOURCE: Immune Pharmaceuticals Inc.

For further information: Anna Baran-Djokovic, Anna.baran@immunepharma.com; Audrey Rebibo, Audrey.rebibo@immunepharma.com, 646-481-5058